                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Following is a list of the subsidiaries of the Registrant:

                                                                       Jurisdiction of
Name of Subsidiary                                                      Incorporation
------------------                                                     ---------------

InterConnections, Inc. (inactive)                                      California

Emulex Caribe, Inc. (in process of liquidation)                        Delaware

Emulex Corporation                                                     California

Emulex Europe Limited                                                  United Kingdom

Emulex Foreign Sales Corporation                                       U.S. Virgin Islands

Emulex Italia S.r.l. (in process of liquidation)                       Italy

InterConnections, Inc. (inactive)                                      Washington

Emulex Australia Pty. Limited (in process of liquidation)              Australia